SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2005

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 18, 2005, we entered into a First Amendment to Lease, effective as of October 27, 2005, which amends that certain Lease dated June 10, 1996 between our company and Nexus Equity II LLC, as successor in interest to Nexus Equity, Inc., for approximately 117,739 square feet of space in an office building located in San Jose, California.  The leased space serves as our principal executive office.

The amendment extends the termination date of the lease from April 15, 2009 to April 15, 2016.  In addition, it provides that, commencing December 1, 2005, basic annual rent (as defined in the lease) will be reduced to $1,674,240, subject to 4% annual increases commencing on April 15, 2006.

The summary of the amendment is qualified in its entirety by reference to the text of the amendment and the lease, which are included as exhibits to this Form 8-K and are incorporated herein by reference.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit Number	Description

10.1*	Lease Agreement by and between Symmetricom, Inc. and Nexus Equity, Inc. dated June 10, 1996.

10.2	First Amendment to Lease Agreement by and between Symmetricom, Inc. and Nexus Equity II LLC, as successor in interest to Nexus Equity, Inc., effective October 27, 2005.

*                 Incorporated by reference to Symmetricom, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 1996 filed with the Securities and Exchange Commission on September 17, 1996.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2005	By:	/s/ Thomas W. Steipp
Thomas W. Steipp
President and Chief Executive Officer

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